EXHIBIT (1)

                             LICENSE AGREEMENT


          LICENSE  AGREEMENT,  dated  as of  June 27   , 1996 (the "Effective
Date"), by and between FARBERWARE INC. (formerly known as Far-B Acquisition Corp.), a Delaware corporation (the "Licensor") and an indirect wholly-owned subsidiary of Syratech Corporation, a Delaware corporation (the "Parent"), and MEYER MARKETING CO. LTD., a British Virgin Islands corporation (the "Licensee").
          WHEREAS, Licensor has acquired and owns certain trademarks, patents and copyrights relating to Cookware and Bakeware Products as defined herein, as well as to other products; and
          WHEREAS, the Licensor wishes to grant, and the Licensee wishes to receive, a license under certain trademarks, patents and copyrights relating to Cookware and Bakeware Products, all upon the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                Definitions, Interpretation and Construction

          The capitalized terms used in this License Agreement are defined, and the rules governing the interpretation and construction of this License Agreement are set forth, in Schedule I annexed hereto; and the text and provisions of said Schedule I are incorporated herein by reference as though set forth at length in this Article I.

                                   ARTICLE II

                             Grant of Licenses
      2.1 Licensor hereby grants to Licensee for the period from the Effective Date until Termination in accordance with Article XIII below:
            2.1.1 The exclusive right and license to use and exploit throughout the World (except as hereinafter provided) the Farberware name and related trademarks in connection with the sourcing, manufacture and/or distribution of (i) Cookware and Bakeware Products for home (as distinguished from commercial, indus-trial and/or institutional) use and (ii) commercial, industrial and institutional size pots, pans (including baking pans) and roasters for commercial, industrial or institutional use; provided, however, that the word "devices" as used in the definition of "Cookware and Bakeware Products" shall not be deemed to confer upon Licensee any right to use and exploit the Farberware name and related trademarks in connection with the sourcing, manufacture and/or distribution of devices that are the same or similar to and intended for the same use as devices that are both (a) included in LHC's Current Farberware Catalogue, and (b) not included among devices that as of the date hereof are sourced, manufactured and/or distributed by the Licensor and its predecessors and their licensees (other than LHC) pursuant to Existing Farberware Licenses; and provided, further, that the rights conferred by this Section 2.1.1 shall not include rights to use and exploit the Farberware name and related trademarks in connection with the sourcing, manufacture and/or distribution of Electric Products of any kind, it being understood and agreed that Licensor is reserving to itself the right to use and exploit (directly or by assign-ment, licensing or otherwise) all Electric Products Rights, including rights to manufacture, source, market and otherwise exploit electrified versions of the frying pans, griddles and woks referred to in the final sentence of the definition of Cookware and Bakeware Products.
            2.1.2 The exclusive right and license to use and exploit those specific Intellectual Property Rights that were acquired by Licensor pursuant to the Asset Purchase Agreement and that are listed on Schedule II annexed hereto, such specific Intellectual Property Rights, together with such registrations thereof as may hereafter be effected in additional countries in accordance with Section 5.2 solely for Cookware and Bakeware Products, being herein collectively called "Schedule II Rights."
            2.1.3 The non-exclusive right to use and exploit so much of the other Intellectual Property Rights acquired by the Licensor pursuant to the Asset Purchase Agreement (including, without limitation, such of the Intellectual Property Rights listed on Schedule III annexed hereto as were so acquired by Licensor but are not listed on Schedule II) as have heretofore been used or exploited by the Licensor or its predecessors in connection with the sourcing, manufacture and distribution of Cookware and Bakeware Products and which Licensor shall have identified as such, and may be used and exploited without violating the rights of third parties, including, without limitation, the rights of parties to the Existing Farberware Licenses and the Lifetime License, such non-exclusive Intellectual Property Rights, together with such registrations thereof as may hereafter be effected in additional countries in accordance with Section 5.2 not solely for Cookware and Bakeware Products, being herein collectively called "Schedule III Rights."
          2.2 Licensor reserves unto itself all other rights in and to the Intellectual Property. Without limiting the generality of the next preceding sentence and notwithstanding the grant of rights made to Licensee pursuant to
Section 2.1, Licensor and Parent shall have the right at any time and from time to time to sell any and all Inventory owned by Licensor or Parent at the time of the Closing under the Agreement or that Licensor is there-after required to purchase under the MSA (including Inventory required to be purchased pursuant to Licensor's exercise prior to the date of the Agreement of Licensor's option under Section 2.A of the MSA to extend the initial Production Period), and all returns thereof. Notwithstand-ing the grants of trademark and other intellectual property rights being made to Licensee pursuant to Section 2.1, (i) Parent and Licensor shall each have the right and license (so long as either of them owns any Inven-tory acquired from the Company or returned by customers) to use and exploit (and to authorize their customers to use and exploit in connection with resale of the Inventory) all of the Intellectual Property Rights that have at any time been used or exploited by the Licensor or the Company or others in the marketing of Inventory and (ii) the Company has a continuing royalty free license to use the name Farberware in connection with (and only in connection with) the sale in Australia of finished goods Inventory located in Australia on the Purchase Date.

                                   ARTICLE III

              Ownership and Use of Intellectual Property Rights

         3.1 Licensee acknowledges Licensor's exclusive ownership of the Intellectual Property Rights, including any and all trademarks, service marks, copyrights and patents listed on Schedule III, and agrees that it will do nothing inconsistent with such ownership.
         3.2 Licensee acknowledges and agrees that all of the Intellectual Property Rights and the goodwill pertaining to the Intellectual Property Rights is vested in Licensor. Licensor agrees to record this License Agreement and/or to register Licensee as a user of the Intellectual Property Rights licensed hereby with appropriate government authorities and to execute all further lawful documents necessary to effect the terms of this License Agreement in various countries in a manner that will preserve the ownership rights of Licensor therein; and Licensee agrees to assist Licensor in so doing. If, after being requested to do so by Licensee, Licensor shall for any reason fail to record this License Agreement, or, alternatively, to register Licensee as a user of the Intellectual Property Rights licensed hereby with appropriate government authorities, or otherwise fail to make other necessary filings hereunder, Licensee shall have the right, on notice to Licensor, to do so; and in such event Licensor shall cooperate with Licensee in the exercise of such right.

       3.3 Licensee agrees to follow the instructions of Licensor for proper use of the Intellectual Property Rights licensed hereby in order that protection and/or registrations therefor may be obtained or maintained. Licensee agrees that, except as specifically provided in Article II, nothing in this License Agreement shall give Licensee any right, title or interest in or to any of the Intellectual Property Rights licensed hereby including the vesting of ownership of the Intellectual Property Rights in Licensee, the vesting of secondary meaning rights to the Intellectual Property in Licensee, or the loss by Licensor of any of its rights in and to the Intellectual Property reserved to Licensor herein (including rights of reverter which are hereby so reserved) other than the right and license to exercise Intellectual Property Rights in accordance with, and subject to the terms and conditions of, this License Agreement. Licensee further agrees that it will not attack the title of Licensor to any of the Intellectual Property Rights, or attack the validity of the Intellectual Property Rights, or attack the validity of this License Agreement.

                                   ARTICLE IV

                       Quality Standards and Control

     4.1 Licensor acknowledges that adherence to high standards of quality, safety, style and appearance in the manufacture and distribution of Cookware and Bakeware Products is imperative to preservation of the integrity and value of the Farberware name, related trademarks and associated good will; and Licensee undertakes and agrees that all Cookware and Bakeware Products manufactured and distributed by Licensee using the Farberware name and related trademarks shall (i)
comply  with  applicable laws and regulations and (ii)
conform to standards of quality, safety, style and appearance at least equal to those standards that have heretofore applied to first quality Cookware and Bakeware Products manufactured and distributed by the Company, which the parties agree are acceptable standards. The Licensee further agrees that Licensor shall have the right to assure itself that the Licensee is complying with the standards set forth in this Section 4.1 either by means of the procedure  set  forth  in  Section  4.2  ("Prior Approval") or by means of the procedure set forth in Section 4.3 ("Post Production Review"), the choice of procedure to be chosen by the Licensee in the Licensee's sole and absolute discretion.
      4.2 If Licensee chooses to seek Prior Approval of a Cookware or Bakeware Product, Licensee will initially forward to Licensor a prototype sample ("Initial Sample") thereof. Upon receipt of Licensor's approval of the Initial Sample, Licensee will produce a production sample. Licensee agrees to test such Cookware and Bakeware Product before production of said product in Licensee's own laboratory and to submit written results of such test along with a sample ("Approval Sample") of the Cookware and Bakeware Product so tested to Licensor. Licensor may, for any reason, submit any such Approval Sample to an independent laboratory for testing. All costs, fees and expenses associated with the testing by the independent laboratory will be borne by the Licensee. Licensor agrees to inspect expeditiously each such Approval Sample and to notify Licensee of its approval within fifteen (15) days of receipt, and if not approved, to advise Licensee, in writing, of any and all corrections reasonably required in order for it to be approved. The quality of each Cookware or Bakeware Product offered for sale by Licensee shall be in conformity with the

Approval Sample thereof.  If Licensor does not so respond
within  thirty  (30)  days,  the  Approval  Sample shall be deemed approved by
Licensor.    The  cost of all Approval Samples, including any and all shipping charges, shall be borne exclusively by Licensee. Licensor shall be entitled from time to time to inspect random samples (which Licensee agrees to make available at no charge to Licensor) from the produc-tion stock of Cookware and Bakeware Products that received Prior Approval to confirm that production stock of such products substantially conforms with the Approval Samples thereof. Production samples of any Cookware or Bakeware Products that conform to the Approval Samples thereof shall be deemed to meet the standards required by Section 4.1.
      4.3 If Licensee elects not to pursue prior approval of any Cookware or Bakeware Product in accordance with Section 4.2 above, Licensee shall be deemed to have opted for Post Production Review of such product, and Licensee may proceed with the production and marketing of such Cookware or Bakeware Product so long as Licensee determines in good faith that such product
conforms  to  the  standards  required  by  Section  4.1.    Prior  to  or
contemporaneously with Licensee's first commercial sale of any Cookware or Bakeware Product for which Licensee did not seek Prior Approval in accordance with Section 4.2, Licensee shall provide Licensor with written notice of Licensee's introduction of such Cookware or Bakeware Product. Licensee agrees to make available to Licensor at no charge such samples of each of the Cookware and Bakeware Products produced by Licensee as Licensor may from time to time reasonably request for the purpose of testing such products for compliance with applicable laws and regulations, and to enable Licensor to determine whether such products comply with the standards specified in Section
4.1  above.    If  Licensor  thereafter  determines  in  Licensor's reasonable discretion (which shall not be arbitrarily or capriciously exercised) that any Cookware or Bakeware Product not previously approved in writing (except as otherwise provided in the penultimate sentence of Section 4.2) does not comply with applicable laws and regulations or meet the quality standards required by
Section 4.1, Licensor shall have the right (which shall be exercised reasonably and, if challenged by Licensee, shall be subject to the Dispute Resolution procedures set forth in Article XV) by written notice to Licensee to order that such product be withdrawn from the market immediately. A failure promptly to comply with any such order that is not challenged or, if challenged, is upheld will be deemed to be a breach of this License Agreement.
      4.4 Licensee agrees to permit Licensor upon reasonable request to inspect Licensee's manufacturing operations and testing records (and those of Licensee's suppliers) for the Cookware and Bakeware Products.
      4.5 Any modification of any Cookware or Bakeware Product, including change of materials, design or size shall be treated as if it were a new product.
      4.6 Licensee acknowledges that adherence to high standards of quality, style and appearance in the packaging and advertising (including any printed materials) of Cookware and Bakeware Products or in related uses of the Farberware name, logo or related trademarks in any form or manner whatsoever (collectively, "Packaging and/or Promotional Materials") is essential to preservation of the integrity and value of the Farberware name, related trademarks and associated good will; and

Licensee undertakes and agrees that
all Packaging and/or Promotional Materials using the Farberware name, logo or related trademarks shall conform to standards of quality, style and appearance at least equal to those standards that (i) have heretofore applied in the packaging and marketing of first quality Cookware and Bakeware Products manufactured and distributed by the Company or, alternatively, (ii) have applied, or from time to time hereafter may be applied, to the packaging and marketing of high-grade Cookware and Bakeware Products manufactured and distributed by the Licensee under its own name or that of Meyer Corporation; and the parties agree that adherence to either of those standards shall be, and be deemed to be, adherence to an acceptable standard. The Licensee further agrees that Licensor shall have the right to assure itself that the Licensee is adhering to a standard permitted by this Section 4.6 either by means of the procedure set forth in subsection 4.6.1 ("Prior Approval"), or by means of the procedure set forth in subsection 4.6.2 ("Post-Utilization
Review"), the choice of procedure to be made by Licensee in Licensee's sole and absolute discretion.
          4.6.1      If  Licensee  chooses  to  seek  Prior  Approval  of  any
Packaging  and/or  Promotional  Materials,  Licensee  shall  submit  samples
(hereinafter referred to as "Print Samples") of such Packaging and/or Promotional Materials to Licensor for approval prior to use thereof. Licensor agrees expeditiously to inspect such Print Samples and to notify Licensee of its approval within 15 days of receipt and, if not approved, to advise Licensee in writing of any and all changes reasonably required in order for them to be approved. The quality of the Packaging and/or Promotional Materials utilized by Licensee shall be in conformity with the Print

Samples.
If Licensor does not so respond within 30 days, the Print Samples shall be deemed approved by the Licensor. The cost of all Print Samples, including any and all shipping charges, shall be borne exclusively by Licensee.
         4.6.2 If Licensee elects not to pursue Prior Approval of any Packaging and/or Promotional Materials in accordance with subsection 4.6.1 above, Licensee shall be deemed to have opted for Post-Utilization Review of such Packaging and/or Promotional Materials, and Licensee may proceed with use thereof so long as Licensee determines, in good faith, that such Packaging and/or Promotional Materials conform to a standard permitted by the introductory part of this Section 4.6. Prior to or contemporaneously with Licensee's first public use of any Packaging and/or Promotional Materials for which Licensee did not seek Prior Approval in accordance with subsection 4.6.1, Licensee shall provide Licensor with written notice of Licensee's utilization thereof, and, if requested to do so by Licensor, shall make available to Licensor at no charge, Print Samples of such Packaging and/or Promotional Materials for the purpose of enabling Licensor to determine whether such Packaging and/or Promotional Materials comply with a standard permitted by the forepart of this Section 4.6. If Licensor thereafter determines in Licensor's reasonable discretion (which shall not be arbitrarily or capriciously exercised) that the Packaging and/or Promotional Materials that were not previously approved do not comply with a standard permitted by the introductory part of this Section 4.6, Licensor shall have the right (which shall be exercised reasonably and, if challenged by Licensee, shall be subject to the dispute resolution procedures set forth in Article XV), by written notice to Licensee, to order that use of such Packaging and/or

Promotional Materials be discontinued immediately. The failure promptly to comply with any such order that is not challenged, or, if challenged, is upheld, will be deemed to be a breach of this License Agreement.
       4.7 If Licensee at any time desires to have any Cookware or Bakeware Products or components thereof manufactured by a third party and if any such third party manufacturer utilizes the Licensed Intellectual Property Rights for any unauthorized purpose, Licensee shall cooperate fully in bring such utilization to an immediate halt. If as a result of the activities of any such third party manufacturer, Licensor is subjected to any penalty or expense, Licensee will on demand fully compensate Licensor for any cost or loss Licensor sustains.
       4.8 All complaints concerning any Cookware or Bakeware Products or any of the Intellectual Property Rights, which are received, either directly or indirectly, by the Licensee and which could reasonably be expected to result either in litigation against the Licensor or, alternatively, in a discernible diminution in the value of any of the Intellectual Property Rights, shall be promptly forwarded by the Licensee to the Licensor.
        4.9 All returns of Cookware or Bakeware Products sold by Licensee under this License Agreement shall be directed to Licensee. In the event that any Cookware or Bakeware Products sold by Licensee are returned to Licensor by consumers, Licensee shall reimburse Licensor for Licensor's actual costs of handling and shipping the same via United Parcel Service to Licensee. In the event that any Cookware or Bakeware Products sold by Licensor are sent to Licensor by distributors, merchants or wholesalers, Licensor shall decline to accept delivery thereof and cause such products to be returned to the distributors, merchants or wholesalers from whom they were sent, together with instructions to deal with the Licensee with respect to any proposed return of products manufactured by it.

                                   ARTICLE V

                        Trademarks and Service Marks

       5.1 Except with the written consent of Licensor, neither Licensee nor any of its subsidiaries or affiliates will register or attempt in any country to register any of the Licensed Intellectual Property Rights (including any Marks), or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Licensor. In the event of breach of the foregoing, Licensee agrees, at its expense and at Licensor's request, immediately to terminate the unauthorized registration activity, and promptly to execute and deliver, or cause to be delivered, to Licensor such assignments and other documents as Licensor may require to transfer to Licensor all rights to the Marks or other Intellectual Property, registrations and applications involved.
        5.2 Licensee shall not use or exercise any Licensed Intellectual Property Rights (including the right to use any trade name, trademark or service mark) granted by this License Agreement in any country unless or until an application has been filed for the relevant Licensed Intellectual Property Right to be duly registered in such country by Licensor. Licensor shall promptly file applications for such registration upon request by Licensee at Licensee's expense. If Licensor shall for any reason fail to file any such application within a reasonable time after being requested to do so, Licensee shall have the right, on notice to Licensor, to make such filing; and in such event Licensor shall cooperate with Licensee in the exercise of such right. Licensor may determine whether or not to seek registration of any Intellectual Property Right solely for Cookware and Bakeware Products or for additional categories as well. Applications and registrations of Licensed Intellectual Property Rights solely for Cookware and Bakeware Products shall be Schedule II Rights for purposes of this License Agreement. Applications and registrations of Licensed Intellectual Property Rights not solely for Cookware and Bakeware Products shall be Schedule III Rights for purposes of this License Agreement.
      5.3 Licensee shall also provide Licensor with specimens of use of the Licensed Intellectual Property Rights necessary for filing trademark applications, statements of use, renewals of registration and other such registration documents in timely fashion upon request.
      5.4 Licensee agrees that it shall affix to every item and package of the Cookware and Bakeware Products a notice to indicate the rights of Licensor in the Licensed Intellectual Property Rights, including registration status of the Licensed Marks, and that the Cookware and Bakeware Products are manufactured and sold pursuant to a license from Farberware Inc.

                                   ARTICLE VI

                        Patent and Copyright Marking

        6.1 At all times from the Effective Date and until termination of the patents, Licensee shall affix to Cookware and Bakeware Products a statement, identifying each applicable United States Patent, substantially in the following form: "Licensed under United States Patent No. _______."
      6.2 At all times from the Effective Date and until termination of the copyrights, Licensee shall affix to all copies of copyrighted materials including copyrighted designs and related documentation, or portions thereof, made or used by Licensee hereunder, a copyright notice in either of the following forms: "Copyright [year], Farberware Inc. All Rights Reserved." or
  [year], Farberware Inc. All Rights Reserved." The notice shall be affixed to all copies or portions thereof in such manner and location as to give reasonable notice of Licensor's claim of copyright.

                                   ARTICLE VII

                         Reimbursement by Licensee

          Licensee shall reimburse Licensor for all official fees and attorney's fees in connection with renewal, maintenance, application for registration, license recordal, user registration and other fees pertaining to the Intellectual Property Rights licensed hereunder, including the Licensed Marks, patents and copyrights, and shall reimburse Licensor for all license recordal, user, registration and other fees necessary, in the view of Licensor, for Licensee to exercise the licenses and rights granted in this License Agreement for the manufacture, sourcing, and exploitation of Cookware and Bakeware Products. Notwithstanding the foregoing sentence of this Article VII, if any renewal, maintenance, application for registration, license recordal, user registration or other fees and related expenses (collectively "Maintenance Charges") are incurred in connection with the use of an Intellectual

Property  Right  by,  or  the  protection  of  such Intellectual
Property  Right  for,  Licensee  and  other  lawful users of such Intellectual
Property Right (including Licensor), such maintenance charges shall be apportioned among the users of such Intellectual Property Right (including Licensee and Licensor) in accordance with their comparative usage and enjoyment of the benefits thereof.

                                   ARTICLE VIII

                                 Indemnification

      8.1 Licensee shall exonerate, indemnify and hold harmless Licensor and the other Indemnified Parties at all times from and after the Effective Date against all claims, liabilities (including settlements entered into in good faith with Licensee's consent, not to be unreasonably withheld) and expenses (including reasonable attorneys'fees, disbursements and other charges) arising out of Licensee's activities hereunder, or out of any defect (whether obvious or hidden and whether or not present in any sample approved by Licensor) in any Cookware or Bakeware Products, or arising from personal injury, or property damage, or any infringement of any rights of any other person by the manufacture, sale, possession or use of any Cookware or Bakeware Products, or their failure to comply with applicable laws, regulations and standards. Without limiting the generality of the foregoing, Licensee agrees to exonerate, indemnify and hold Licensor, Parent and their respective officers, directors and employees, harmless of, from and against any liability or expense arising from any claim that the Cookware and Bakeware Products or the use of the Intellectual Property Rights on or in connection with the Cookware and

Bakeware  Products  hereunder  or any packaging, advertising or promotional material infringes on any patent, copyright or trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party. The Indemnified Parties hereunder shall include Parent and Licensor and their respective officers, directors, employees and agents.
        8.2 No warranty or indemnity is given by Licensor with respect to any liability or expense arising from any claim that use of any of the Intellectual Property Rights on or in connection with any of the Cookware and Bakeware Products hereunder or any packaging, advertising or promotional material infringes on any trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party other than rights acquired from Licensor. It is expressly agreed that it is Licensee's responsibility to carry out such investigations as it may deem appropriate to establish that all Cookware and Bakeware Products, packaging, promotional and advertising material, which are manufactured or created hereunder, including any use made of the Intellectual Property Rights therewith, do not infringe such rights of any third party, and Licensor shall not be liable to Licensee if such infringement occurs.

                                   ARTICLE IX

                                   Insurance

       9.1     To  assure  the exoneration and indemnification provided for in
Section 8.1, Licensee shall, at Licensee's expense, obtain product liability insurance with respect to Licensed Products sold hereunder in the following amounts:

     $1,000,000     -     for injury to one person
     $3,000,000     -     for injury to two or more persons
     $1,000,000     -     for damages to property
     $5,000,000     -     umbrella

The insurance obtained by Licensee shall be in form and with insurers reasonably acceptable to Licensor, and shall provide coverage for Licensor as an additional insured. Upon the execution of this License Agreement, Licensee shall submit to Licensor original or duplicate policies of insurance or certificates of the insurers showing such insurance in effect, which policies or certificates shall provide that the insurer shall provide to Licensor written notice of alteration or cancellation of the insurance policy at least thirty (30) days prior to such alteration or cancellation of the insurance policy. Licensor shall indemnify Licensee from and against any claim that Licensee is not entitled to use the Licensed Intellectual Property Rights pursuant to this License Agreement because such use allegedly infringes on the rights of any third party granted to such third party by Licensor.
      9.2 If available, Licensor shall purchase, at Licensor's expense (subject to the limitation hereinafter stated), an insurance policy insuring Licensee for a term of six years against all loss, liability or expense (including reasonable attorneys'fees, disbursements and other charges), which exceeds a specified deductible amount that is no greater than the deductible amount applicable under Licensee's own present product liability insurance policy and which shall have been incurred by Licensee as a result of product liability claims hereafter asserted against Licensee in respect of Cookware and Bakeware Products that were manufactured and sold by Licensor or U.S.
Industries,  Inc.  or  Hanson  Industries,  Plc.   The aggregate
amount of the
premiums that Licensor shall be required to pay for such coverage over the six year period shall not exceed One Hundred Thousand Dollars ($100,000). If such insurance coverage cannot be obtained at any price, Licensor's obligation to obtain such coverage shall be void. If such insurance coverage can be obtained but the cost thereof over the six year period would exceed One Hundred Thousand Dollars ($100,000), Licensee shall have the option to contribute the difference between the cost of such coverage and One Hundred Thousand Dollars or accept lesser coverage or a shorter term or a combination of any thereof. Licensor shall have no other obligation or liability to Licensee for product liability claims in respect of Cookware and Bakeware Products manufactured or sold by the Licensor and/or its predecessors.

                                   ARTICLE X

                      Limitation of Licensor's Rights

          Except as otherwise provided in Section 2.2, Licensor shall not use the Cookware and Bakeware Products Rights (as defined in the Agreement) for itself on Cookware and Bakeware Products during the Term. Licensor shall not license any other party to use the Cookware and Bakeware Products Rights on Cookware and Bakeware Products during the Term.

                                   ARTICLE XI


                                Royalty Payments

          On or before April 1 of each year during the Term, Licensee shall pay to Licensor the sum of One Dollar (U.S. $1.00) in return for the continuing license granted to Licensee herein.

                                   ARTICLE XII

                    Unlicensed Use of Licensed Materials

       12.1 Licensee agrees that it will not use the Licensed Intellectual Property Rights in any way other than as herein authorized.
       12.2 Licensee agrees to give Licensor prompt written notice of any unlicensed use by third parties of Licensed Intellectual Property Rights, and Licensee will not, without Licensor's written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any Licensed Intellectual Property Rights. Licensee agrees to cooperate with Licensor and, if necessary, to be named by Licensor as a sole complainant or co-complainant in any action against an infringer of the Licensed Intellectual Property Rights, and, notwithstanding any right of Licensee to recover same, legal or otherwise, Licensee agrees to pay to Licensor, and hereby waives all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement (other than for reasonable expenses incurred at Licensor's request, including reasonable attorney's fees, if Licensor has requested Licensee to retain separate counsel), whether or not such damages or other monetary relief, or any part thereof, represent or are intended to represent injury sustained by Licensee as a licensee hereunder.

                                   ARTICLE XIII

                                    Termination

       13.1 Basic Term. Unless previously terminated, the term of this License Agreement ("Term"), and the licenses granted herein, shall continue from the Effective Date to April 30, 2196 (the "Expiration Date") and the licenses under each of the Copyrights and Patents shall continue from the Effective Date to the expiration of the term of such Copyright or Patent or any renewal or extension thereof.
       13.2     Termination.   All of the rights and licenses granted by this
License Agreement shall terminate upon a material breach by Licensee of any of the material terms and conditions of this License Agreement, which, after due notice of same from Licensor, remains uncured for a period of 180 days if it is determined in an arbitration proceeding conducted in accordance with
Section 15.3 that such breach cannot be redressed by the payment of money damages alone and is so egregious as to warrant forfeiture of the rights and license granted to Licensee hereunder.

                                   ARTICLE XIV

                               Effect of Termination

      14.1 Upon termination of the licenses granted in this License Agreement, Licensee agrees, except as otherwise provided in Section 14.2, immediately to discontinue all use of the Licensed Intellectual Property Rights, including all use of any terms confusingly similar to the Licensed Marks, to cooperate with  Licensor  or  its appointed agent to apply to the
appropriate authorities to cancel recording of this License Agreement and all related agreements from all government records, to destroy all printed materials bearing any of the Licensed Marks, and that all rights in the Licensed Intellectual Property Rights and the good will connected therewith shall remain the property of Licensor.
     14.2 Upon termination of this License Agreement, Licensee shall have the right to sell, for a period of twelve (12) months thereafter, any Cookware and Bakeware Products on-hand or in the process of manufacture, provided that Licensee shall be bound by all other obligations imposed upon it pursuant to this License Agreement. Thereafter, all unsold inventory of Cookware and Bakeware Products must either be (i) reworked to change its appearance or (ii) destroyed. In no case may the inventory be "dumped" or sold below manufactured costs. The sell-off period provided for under this Section 14.2 shall not apply unless Licensee maintains the insurance coverage required under Article IX of this License Agreement throughout such period.
     14.3 Effective immediately upon any termination prior to expiration of the Term specified in Section 14.1 hereof, Licensee shall grant to Licensor a royalty-free, paid-up, irrevocable, nonexclusive worldwide license for all rights of Licensee in, to and under patents and copyrights owned by, licensed to, or otherwise lawfully employed by, Licensee in the exercise of the rights granted under this License Agreement to use and exploit the Intellectual Property Rights in connection with Cookware and Bakeware Products.

                                   ARTICLE XV

                               Dispute Resolution

      15.1 Controversies between Licensor and Licensee shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the parties. Such meetings and discussions shall, upon commencement, occur daily for three consecutive days and for at least two hours each day.
      15.2 If a dispute between the parties cannot be resolved by informal meetings and discussions within five days after commencement thereof, either party to this License Agreement may elect to exercise its right to require mediation at New York, NY of the dispute. During mediation, the parties agree to negotiate in good faith as to the matter submitted to mediation. In such event, the parties shall either: appoint a single mediator if they can agree on one mediator; or if the parties cannot agree on a single mediator, each appoint one mediator, and the two mediators shall appoint a third mediator. No mediator shall be an employee, officer, Board member, consultant, supplier or customer, or otherwise affiliated with a party to this License Agreement and shall be reasonably qualified to act as a mediator with respect to the negotiation of agreements similar to this License Agreement. Each party shall share equally in the out-of-pocket costs for mediation; provided that the mediators shall be empowered to require one party to pay more than one half of the expenses if the mediators determine that such party is not negotiating in good faith in the mediation process. Each party agrees to comply with all decisions, directions, instructions and procedures made or established in good faith by the mediator(s). Any mediated resolution between the parties shall be as consistent as is practical with the existing agreements between the
parties and shall not serve to modify, amend or otherwise change their respective rights and obligations under such existing agreements.
       15.3    If  the parties are unable to resolve a controversy pursuant to
Section 15.2 within fifteen (15) days after commencement of mediation proceedings, the dispute shall be settled by binding arbitration, and a corresponding judgment may be entered in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party. This demand will specify the matter in dispute and request the appointment of an arbitration panel. The mailing of process to Licensee at the address set forth in Section 16.3 will be deemed personal service and accepted by Licensee for any arbitration or proceeding with respect to this License Agreement. The arbitration panel will consist of one arbitrator named by Licensor, one arbitrator named by Licensee and a third arbitrator named by the two arbitrators so chosen. The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The situs of the arbitration will be in New York, New York.

                                   ARTICLE XVI

                                  Miscellaneous

      16.1 Amendment and Modification. Subject to applicable law, this License Agreement may be amended, modified or supplemented only by a written agreement signed by the parties hereto with respect to any of the terms contained herein.
      16.2 Waiver of Compliance; Consents. Any failure of the Licensee, on the one hand, or the Licensor, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the
Licensee, or by the Licensor, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall no operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this License Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 16.2
       16.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Licensee, to it at:

          Meyer Marketing Co. Ltd.
          382 Kwun Tong Road
          Kwun Tong, Kowloon, Hong Kong

          Attn:Mr. C.K. Wong
               Group Financial Controller
          with copies to:

          Meyer Corporation
          601 Gateway Boulevard
          Suite 1150
          South San Francisco, CA 94080
          Attn.:     Mr. Stanley K. Cheng, Chairman

          with a copy to:

          Baker & McKenzie
          805 Third Avenue
          29th Floor
          New York, NY 10022
          Attn.: Malcolm I. Ross, Esq.
                 Richard L. Nevins, Esq.

          if to the Parent or the Licensor, to the Parent at:

          Syratech Corporation
          175 McClellan Highway
          East Boston, MA 02128-9114
          Attn.:   Mr. Leonard Florence,
                   Chairman of the Board,
                   President and Chief Executive Officer

          with copies to:

          Faye A. Florence, Esq.
          Vice President and General Counsel
          Syratech Corporation
          175 McClellan Highway
          East Boston, MA 02128-9114

          and

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY 10019-6064
          Attn.: James L. Purcell, Esq.

         16.4 No Assignment. The Licensee may assign its rights herein, in whole or in part, without the consent of the Licensor, provided that (i) the assignee shall  be  a financially sound Person in relation to the obligations being assumed, (ii) such assignee shall assume all obligations of the Licensee hereunder and agree to be bound by the terms and conditions hereof, and (iii) Licensee shall at all times remain liable (as principal and not as surety) for the payment and discharge of all obligations undertaken by Licensee in this License Agreement.
      16.5 Binding on Successors. This License Agreement will inure to the benefit of and be binding upon Licensor, its successors and assigns; and upon Licensee, and its successors and assigns permitted pursuant to Section 16.4.
      16.6      Governing  Law.   This License Agreement shall be governed by
the laws of the State of New York.
      16.7      Counterparts.   This License Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
      16.8      Entire  Agreement.    This  License  Agreement, including the
documents or instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promised, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. Except as expressly set forth herein, this License Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
      16.9      Remedies.   Except as expressly provided herein, all specific
remedies provided for in this License Agreement are cumulative and are not exclusive of one another or of any other remedies available in law or equity.

      16.10 Survival. The provisions of this License Agreement relating to payment obligations, confidentiality, indemnification, and remedies, shall survive the expiration or termination of this License Agreement.
      16.11 Severability. If any provision of this License Agreement is declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, or void then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable, or void. If the remainder of this License Agreement is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.
      16.12 Relationship. This License Agreement does not provide for a joint venture, partnership, agency or employment relationship between Licensor and Licensee. The Licensee is not the agent or legal representative of Licensor for any purpose whatsoever. The Licensee is not granted any right of authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Licensor or to bind Licensor in any manner or thing whatsoever.


          IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed as of the day and year first above written.


FARBERWARE INC.                              MEYER MARKETING CO. LTD.

By:/s/ Leonard Florence                      By: /s/ Robert A. Rae
   -------------------------                     -------------------
Name:  Leonard Florence                      Name:  Robert A. Rae
Title: Chairman and President                Title:   President

                                   SCHEDULE I

                Definitions, Interpretation and Construction


      1.1      Definitions.    As  used  in  the  License  Agreement  (as
hereinafter defined) the following terms have the following meanings:

               "Agreement" means the Agreement dated May 3, 1996, by and among Syratech Corporation ("Parent"), Licensor and Licensee pursuant to which the License Agreement is being executed and delivered.

               "Asset Purchase Agreement" means the Asset Purchase Agreement, dated February 2, 1996, by and between the Company, Licensor, Parent and LHC pursuant to which Licensor acquired, inter alia, the Intellectual Property Rights, a portion of which are being licensed to the Licensee pursuant to the License Agreement.

               "Company" means Bruckner Manufacturing Corp., a Delaware corporation formerly known as Farberware Inc.

               "Cookware and Bakeware Products" means non-electric pots, pans, grills (other than outdoor grills and grills of the types pictured on pages 44 and 45 of LHC's Current Farberware Catalogue), griddles, kettles (but only those made of stainless steel, regular aluminum or anodized aluminum), woks, rotisseries (other than electrified or outdoor rotisseries), steamers and other vessels, containers, receptacles and devices (other than coffee urns) of all kinds and materials (including glass and ceramic cookware but EXCLUDING glass and ceramic bakeware or other food preparation items similar to those marketed, or generally known, as "Pyrex" products and ALSO EXCLUDING disposable cookware and bakeware products made from aluminum foil and/or similar materials) for use in the preparation of baked, barbecued, boiled, fried, grilled, roasted, steamed and other cooked foods at home (as distinguished from the commercial, indus-trial and/or institutional preparation thereof). Notwithstanding the foregoing limitations of the definition of "Cookware and Bakeware Products," such definition shall include commercial, industrial and institu-tional size pots, pans (including baking pans) and roasters and shall also include the non-electrified bodies of those frying pans, griddles and woks heretofore electrified by the Company and marketed by the Company as electric frying pans, electric griddles and electric woks; but nothing in this definition shall permit the Licensee to electrify any of such items or to market any electric frying pans, electric griddles, electric woks or any other Electric Products under the Farberware name and trademark.

               "Electric Products Rights" means rights to use and exploit the Farberware name and trademark in connec-tion with the sourcing, manufacture and/or distribu-tion of "Electric Products," i.e., electrical items of all kinds (whether for home, commercial, industrial and/or institu-tional use and whether or not now invented or sold under the Farberware name), including, by way of illus-tra-tion and without limitation, electric coffee makers, espresso machines, grinders of all kinds, juicers, mixers, blenders, food processors, deep fryers, corn poppers, toasters, toaster ovens, convection ovens, microwave ovens, hot plates, waffle and sandwich makers, bread makers, grills, griddles, frying pans, woks, warmers, can openers and other small electrical appliances, electric grooming aids, electric cleaning devices and other electric products of all kinds, excluding, however, electric pepper mills and major consumer appliances, such as refrigerators, clothes washers, clothes dryers, dishwashers and electric ranges.

               "Existing Farberware Licenses" means Farberware Licenses heretofore granted by the Company (or any predecessor of the Company) that are valid and subsist-ing and includes, without limitation, the license agreements identified on the schedule annexed to the License Agreement as Schedule III.

               "Farberware Business" means and includes manufacturing, importing, sourcing, marketing and distributing Cookware and Bakeware Products and certain electric products and the ownership and licensing of certain intellectual Property Rights.

               "Farberware Licenses" means licenses to manu-facture (and/or cause to be manufactured) and/or market products under and using the "Farberware" name and trademark and includes, without limitation, the Existing Farberware Licenses.

               "Intellectual Property Rights" means all of the rights of the Licensor (which includes all of the rights owned by the Company and its subsidiaries immediately prior to the Closing under the Asset Purchase Agreement) in, and with respect to, the trademarks, trade names, service marks, copyrights (including applications for, rights to acquire and other rights with respect to, any of the foregoing), licenses, technology, know-how, trade secrets, franchises, authorizations (and all documentation relating to the fore-going) of the Licensor (which includes all of the rights that were owned by the Company and its subsidiaries immediately prior to the Closing under the Asset Purchase Agreement) used or hereto-fore proposed to be used by the Licensor or its predecessors in interest (including the

Company and its
subsidiaries) in connection with the Farberware Business, including, with-out limitation, (i) the name "Farberware" and (ii) the patents, trademarks and copy-rights included in the Sale Assets to the extent that such patents, trademarks and copyrights were effectively conveyed to the Licensor on the Purchase Date.

               "Inventory" means all quantities of finished goods inventories (including wrapped goods) of Cookware and Bakeware Products, but shall not include raw materials or work in process.

               "License Agreement" means the License Agreement, dated as of , 1996 by and between Farberware Inc. (formerly known as Far-B
Acquisition Corp.) ("Licensor") and Meyer Marketing Co. Ltd. ("Licensee") to which this Exhibit A is annexed.

               "Licensed Intellectual Property Rights" means the Intellectual Property Rights (including trade names, trademarks, service marks, patents and copyrights) that are being licensed to the Licensee pursuant to the License Agreement.

               "Licensee" has the meaning ascribed to that term in the definition of the License Agreement.

               "Licensor" has the meaning ascribed to that term in the definition of the License Agreement.

               "LHC" means Lifetime Hoan Corporation, a Delaware corporation.

               "LHC's Current Farberware Catalogue" means the catalogue bearing the front cover inscription "FARBERWARE Cutlery Kitchen Tools Gadgets Cutting Boards BBQ Accessories," consisting of a front cover, a back cover, four pages (marked i through iv) listing style numbers and product descriptions, and fifty pages (numbered 2 through 51) of product pictures, and having on the back cover thereof the following information inter alia:
Lifetime Hoan Corporation, Westbury, NY 11590 CAT. NO. ZYFW2CAT, which catalogue is currently being circulated by LHC.

               "Lifetime License" means the License Agreement dated December 14, 1989 between the Company and Lifetime Cutlery Corp., as supplemented by letter, dated November 16, 1990, on Farberware Inc. stationery, addressed to Mr. Jeff Siegel and signed by Kevin O'Malley, as the same may be amended or replaced pursuant to the Agreement, dated as of February 2, 1996, by and among Parent, LHC and Seller.

               "Marks" means trademarks and service marks.

               "Meyer Marketing License" means the License and Distribution Agreement dated September 29, 1995 between the Company and Meyer Marketing Company, Ltd., as amended by side letter of even date therewith.

               "Parent" has the meaning ascribed to it in the definition of Agreement

               "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

               "Purchase Date" means April 2, 1996, i.e., the date on which the purchase of the Sale Assets from the Company was completed.

               "Sale Assets" means all Assets (as defined in the Asset Purchase Agreement) that were conveyed to Licensor pursuant to Section 1.1 of the Asset Purchase Agreement.

        1.2     Interpretation.    In  the  License Agreement, unless a clear
contrary intention dictates otherwise:

           1.2.1 the singular number includes the plural number and vice versa;

           1.2.2 reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the terms of the applicable agreement; and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            1.2.3  reference to either gender includes the other gender;

            1.2.4 reference to any agreement (including the License Agreement and the Schedules attached thereto), document or instrument means such agreement, docu-ment or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the License Agreement;

            1.2.5 reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date of the License Agreement, including rules, regulations, enforcement procedures and any interpre-ta-tions promulgated thereunder;

            1.2.6 reference to any Article, Section, subsection, clause, Exhibit or Schedule means such Article,

Section, subsection or clause of the License Agreement or Schedule thereto;

            1.2.7 "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to the Agreement as a whole and not to any particular Article, Section, subsection, clause, Exhibit or Schedule attached thereto;

            1.2.8 "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

            1.2.9 the headings contained in the License Agreement (including the Exhibits and Schedules attached thereto) are for reference purposes only and shall not affect in any way the meaning or interpretation of the License Agreement.

        1.3 Construction. The parties have participated jointly in the negotiation and drafting of the License Agreement directly and through their respective counsel, i.e. Paul, Weiss, Rifkind, Wharton & Garrison, on behalf of Parent and Seller, and Baker & McKenzie, on behalf of Purchaser. In the event an ambiguity or question of intent or interpreta-tion arises, the License Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the License Agreement.

                                SCHEDULE II

               INTELLECTUAL PROPERTY USED EXCLUSIVELY FOR
               NON-ELECTRIC COOKWARE AND BAKEWARE PRODUCTS

                                  TRADEMARKS


MARK                  GOODS                          JURISDICTION          REGISTRATION NUMBER   APPLICATION NUMBER
FARBERWARE            Household hollow wares made of USA                   804130                --
                      metal, namely, colanders and
                      casserole sets
ADVANTAGE             Saucepans, saucepots, etc.     USA                   1226680               --
MILLENNIUM            Nonelectric cookware           USA                   1898138               --
NEVERSTICK            Cookware and bakeware          USA                   1743201               --
FARBERWARE CHANGES    Cookware and bakeware          USA                   --                    74/071500
NON-STICK COOKWARE
INTO NEVER-STICK
COOKWARE
NUTRIMASTER           Cookware                       USA                   1819494               --
DECATHLON             Nonelectric cookware and       USA                   1924653               --
                      bakeware for household use
FARBER                Nonelectric cookware and       USA                   1877200               --
                      bakeware
CLASSICOTE            Cookware and bakeware having a USA                   --                    74/478730
                      nonstick coating
SET BUILDERS          Cookware, namely nonelectric   USA                   1900692               --
                      pots and pans
AMERICAN ESSENTIALS   Nonelectric cookware and       USA                   --                    74/525838
                      bakeware
NECESSITIES           Nonelectric cookware           USA                   --                    74/615755
THERMAL INTELLIGENCE  Nonelectric cookware           USA                   --                    74/615769
NEW DIMENSIONS        Aluminum nonstick cookware     USA                   --                    75/026506
ALUMINAIRE            Cookware                       USA                   --                    75/032838



VANGUARD 1000         Cookware                       USA                   --                    75/032839
CONTEMPORARY COLONIAL Cookware                       USA                   --                    75/032840
COOKWARE
COLONIAL COOKWARE     Cookware                       USA                   --                    75/032841
[THERMAL INTELLIGENCE [Not provided]{1}              CANADA                --                    796,549]
FARBERWARE            Dutch ovens                    GREAT BRIT            876698                --
ADVANTAGE             Saucepans, saucepots, saute    JAPAN                 --                    06/119132
                      pans, frypans, etc.
GOURMETRIX            Nonelectric cookware           MEXICO                --                    N/A
THERMAL INTELLIGENCE  Nonelectric cookware           MEXICO                --                    248446




**FOOTNOTES**

{1/}The products are not listed in the printout we received from Farberware's intellectual property counsel, but if the products are the same as those for the corresponding U.S. mark, it belongs in the exclusive category.

                                 SCHEDULE III
PATENTS


TITLE                          OWNER                    JURISDICTION         SERIAL NO.            PATENT NO.
ELECTRICAL WATER HEATER AND    FARBERWARE, INC.         USA                  796951                4165681
DISPENSER
FOOD PROCESSOR                 FARBERWARE, INC.         USA                  790509                4113188
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         USA                  900361                4147925
HEATER ASSEMBLY THEREFOR
TEMPERATURE CONTROL APPARATUS  FARBERWARE, INC.         USA                  369969                4458140
FOR CONVECTION OVEN
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         USA                  403828                4511077
THE SAME
COOKWARE BOTTOM WALL STRUCTURE FARBERWARE, INC.         USA                  602308                4552284
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         USA                  723245                4613070
FOOD COOKING APPARATUS         FARBERWARE, INC.         USA                  544025                RE31833
ELECTRIC CAN OPENER WITH       FARBERWARE, INC.         USA                  850369                D304286
VERTICAL HEIGHT ADJUSTMENT
COMBINED COOKING AND STORAGE   FARBERWARE, INC.         USA                  847899                D305086
CONTAINER
COMBINED COOKING AND STORAGE   FARBERWARE, INC.         USA                  847896                D305393
CONTAINER
MICROWAVE BROWNING COOKWARE    FARBERWARE, INC.         USA                  848176                4701585
HAND HELD CAN OPENER           FARBERWARE, INC.         USA                  922507                D301432
DRIP COFFEE MAKER FOR USE      FARBERWARE, INC.         USA                  310447                4999466
WITHIN A MICROWAVE OVEN
DRIP COFFEE MAKER FOR USE      FARBERWARE, INC.         USA                  638914                5491322
WITHIN A MICROWAVE OVEN
BREWING APPARATUS              FARBERWARE, INC.         USA                  298584                D325844
COFFEE BREWER                  FARBERWARE, INC.         USA                  07/369547             D352418


MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         USA                  07/399736             5434392
ELECTRIC PEELER                FARBERWARE, INC.         USA                  07/886443             D344429
ROTARY COOKING DEVICE          FARBERWARE, INC.         USA                  336998                4450758
ELECTRIC BARBEQUE GRILL        FARBERWARE, INC.         USA                  543179                D326030
SLOW COOKER                    FARBERWARE, INC.         USA                  07/837692             -
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         ASTL                 10545/83              539709
THE SAME
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         ASTL                 56033/86              561385
BREWING APPARATUS              FARBERWARE, INC.         ASTL                 2328/89               108919
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         ATRA                 A2578/83              395521
THE SAME
PERCOLATOR AND PARTITION PLATE KIDDE CONSUMER DURABLE   BELG                 194824                897418
HEATER ASSEMBLY THEREFOR       CORPORATION
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         BELG                 221270                89418
THE SAME
ELECTRICAL WATER HEATER AND    FARBERWARE, INC.         CANA                 297305                1089523
DISPENSER
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         CANA                 312050                1071280
HEATER ASSEMBLY THEREFOR
TEMPERATURE CONTROL APPARATUS  FARBERWARE, INC.         CANA                 387563                1167135
FOR CONVECTION OVEN
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         CANA                 421812                1200705
THE SAME
COOKING MACHINE                FARBERWARE, INC.         CANA                 4-05-84-8             54804
ELECTRIC CAN OPENER WITH       FARBERWARE, INC.         CANA                 3-10-86-4             59782
VERTICAL HEIGHT ADJUSTMENT
HAND HELD CAN OPENER           FARBERWARE, INC.         CANA                 8-04-87-6             60902
BREWING APPARATUS              FARBERWARE, INC.         CANA                 14-07-89-11           65031
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         CANA                 2009862-7             --

                                    III-2

BREWING APPARATUS              FARBERWARE, INC.         CHIN                 89301508.3            4331
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         DENM                 546/83                156941
THE SAME
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         EPC                  90300670.8            --
OVEN                           FARBERWARE, INC.         FRAN                 112708                72659
FOOD PROCESSOR                 FARBERWARE, INC.         FRAN                 PV40557               40557
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         FRAN                 8301484               8301484
THE SAME
HAND HELD CAN OPENER           FARBERWARE, INC.         FRAN                 872100                872100
BREWING APPARATUS              FARBERWARE, INC.         FRAN                 894602                894602
BREWING APPARATUS              FARBERWARE, INC.         FRAN                 894603                894603
PERCOLATOR AND PARTITION PLATE KIDDE CONSUMER DURABLES  GBRI                 7838610               2022970
HEATER ASSEMBLY THEREFOR       CORPORATION
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  GBRI                 8301169               2124474
THE SAME                       CORPORATION
HAND-HELD CAN OPENER           FARBERWARE, INC.         GBRI                 1041372               1041372
BEVERAGE MAKER                 FARBERWARE, INC.         GBRI                 1060864               1060864
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         GERW                 P3327476.2-45         P332747
THE SAME                                                                                           6.2
ELECTRIC CAN OPENER WITH       KIDDE CONSUMER DURABLES  GERW                 URA1290/86            MR26622
VERTICAL HEIGHT ADJUSTMENT     CORPORATION
HAND HELD CAN OPENER           KIDDE CONSUMER DURABLES  GERW                 URA556/87             MR2759
                               CORPORATION
BREWING APPARATUS              FARBERWARE, INC.         GERW                 M8904879.2            M8904879
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         GREC                 72052                 79598
THE SAME
PERCOLATOR AND PARTITION PLATE KIDDE CONSUMER DURABLES  HONG                 --                    915/85
HEATER ASSEMBLY                CORPORATION
CONVECTION OVEN WITH A         KIDDE CONSUMER DURABLES  HONG                 --                    869/1985
TEMPERATURE CONTROL APPARATUS  CORPORATION

                                    III-3

COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  HONG                 --                    407/86
THE SAME                       CORPORATION
TEMPERATURE CONTROL APPARATUS  FARBERWARE, INC.         ISRA                 64117                 64117
FOR CONVECTION OVEN
BREWING APPARATUS              FARBERWARE, INC.         ISRA                 15181                 15181
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         ITAL                 22066A/79             1192350
HEATER ASSEMBLY
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         ITAL                 22281A/83             1170183
THE SAME
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         JAPA                 32421/79              1093333
HEATER ASSEMBLY THEREFOR
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  JAPA                 134514/83             1507157
THE SAME                       CORPORATION
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         JAPA                 32272/90              --
BREWING APPARATUS              FARBERWARE, INC.         KORS                 9631/1989             107426
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  LUXE                 84938                 84938
THE SAME                       CORPORATION
BREWING APPARATUS              FARBERWARE, INC.         NEWZ                 22920                 22920
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         PORT                 68945                 68945
HEATER ASSEMBLY THEREFOR
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         SPAI                 554008                554008
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         SPAI                 524584                524584
THE SAME
BREWING APPARATUS              FARBERWARE, INC.         SPAI                 119534                119534
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         SWED                 PAT7903636            PUB430649
HEATER ASSEMBLY THEREFOR
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         SWED                 PAT8304191-3          PUBH456895
THE SAME

                                    III-4

COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  SWIT                 4191/83-0             661195
THE SAME                       CORPORATION
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         TAIW                 73102768              NI-25368
THE SAME
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         TAIW                 73102768 A01          171457


TRADEMARKS


MARK                    OWNER                JURISDICTION         REGISTRATION NUMBER  APPLICATION
TURBO-OVEN              FARBERWARE, INC.     USA                  992831               --
FARBERWARE              FARBERWARE, INC.     USA                  601591               --
FARBERWARE              FARBERWARE, INC.     USA                  806655               --
FARBERWARE              FARBERWARE, INC.     USA                  804130               --
OPEN HEARTH             FARBERWARE, INC.     USA                  754975               --
FARBERWARE              FARBERWARE, INC.     USA                  1122167              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     USA                  1157193              --
NUTRIMASTER             FARBERWARE, INC.     USA                  1819494              --
CLASSIC SERVINGS        FARBERWARE, INC.     USA                  1905011              --
DECATHLON               FARBERWARE, INC.     USA                  1924653              --
FARBER                  FARBERWARE, INC.     USA                  1897200              --
CLASSICOTE              FARBERWARE, INC.     USA                  --                   74/478730
SET BUILDERS            FARBERWARE, INC.     USA                  1900692              --

                                    III-5

BACKSAVER               FARBERWARE, INC.     USA                  1949554              --
AMERICAN ESSENTIALS     FARBERWARE, INC.     USA                  --                   74/525838
NECESSITIES             FARBERWARE, INC.     USA                  --                   74/615755
CLASSIC SERIES          FARBERWARE, INC.     USA                  --                   74/53281
PASTAPRO                FARBERWARE, INC.     USA                  --                   74/535282
CHAR-B-Q (STYLIZED)     FARBERWARE, INC.     USA                  613163               --
ELECTRIC CHAR-B-Q       FARBERWARE, INC.     USA                  982893               --
(STYLIZED & DESIGN
(ELECTRICAL PLUG)
CONTEMPRA               FARBERWARE, INC.     USA                  1673371              --
DESIGN (ROUND ELECTRIC  FARBERWARE, INC.     USA                  1706523              --
GRILL)
DESIGN (RECTANGULAR     FARBERWARE, INC.     USA                  1725370              --
ELECTRIC GRILL)
ADVANTAGE               FARBERWARE, INC.     USA                  1226680              --
FARBERWARE              FARBERWARE, INC.     USA                  1410374              --
FARBERWARE              FARBERWARE, INC.     USA                  1447147              --
FARBERWARE              FARBERWARE, INC.     USA                  --                   74/462123
FARBERWARE              FARBERWARE, INC.     USA                  1932199              --
MICROBREW               FARBERWARE, INC.     USA                  1630891              --
MICROBREW               FARBERWARE, INC.     USA                  1119296              --

                                    III-6

ONLY FARBERWARE CAN     FARBERWARE, INC.     US                   1606452              --
MAKE IT
MILLENNIUM              FARBERWARE, INC.     USA                  --                   74/051501
MILLENNIUM              FARBERWARE, INC.     USA                  1819460              --
MILLENNIUM              FARBERWARE, INC.     USA                  1898138              --
NEVER-STICK             FARBERWARE, INC.     USA                  1743201              --
FARBERWARE CHANGES NON- FARBERWARE, INC.     USA                  --                   74/071500
STICK COOKWARE INTO
NEVER-STICK COOK-
ICE TEA EXPRESS         FARBERWARE, INC.     USA                  1773640              --
FARBER PEEL             FARBERWARE, INC.     USA                  1897955              --
FARBERSEAL              FARBERWARE, INC.     USA                  1783231              --
DESIGN (RECTANGULAR     FARBERWARE, INC.     USA                  1734617              --
ELECTRIC GRILL)
CHAR-B-Q (STYLIZED)     FARBERWARE, INC.     USA                  1827615              --
HEALTHY GOURMET (THE)   FARBERWARE, INC.     USA                  1851074              --
HEALTHY GOURMET (THE)   FARBERWARE, INC.     USA                  --                   74/433708
BY CONTEMPRA & DESIGN
(CHEF'S HEAD W/C
THERMAL INTELLIGENCE    FARBERWARE, INC.     USA                  --                   74/615769
FIRE MARSHALL           FARBERWARE, INC.     USA                  --                   74/594837

                                    III-7

ALL FIRE                FARBERWARE, INC.     USA                  --                   74/603251
GOURMETRIX (STYLIZED)   FARBERWARE, INC.     USA                  --                   74/665939
THERMALLY INTELLIGENT   FARBERWARE, INC.     USA                  --                   74/665938
COOKWARE
MULTI-GRATER            FARBERWARE, INC.     USA                  --                   74/666193
CLASSICLEAN             FARBERWARE, INC.     USA                  --                   74/686298
NEW DIMENSIONS          FARBERWARE, INC.     USA                  --                   75/026506
ALUMINAIRE              FARBERWARE, INC.     USA                  --                   75/032838
VANGUARD 1000           FARBERWARE, INC.     USA                  --                   75/032839
CONTEMPORARY COLONIAL   FARBERWARE, INC.     USA                  --                   75/032840
COOKWARE
COLONIAL COOKWARE       FARBERWARE, INC.     USA                  --                   75/032841
CONVECTION TURBO-OVEN   FARBERWARE, INC.     ARGENTINA            1109864              --
FARBERWARE              FARBERWARE, INC.     ARGENTINA            1107485              --
FARBERWARE              FARBERWARE, INC.     ARGENTINA            1104065              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            A214699              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B169253              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B169254              --
OPEN HEARTH             FARBERWARE, INC.     AUSTRALIA            A179077              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B399468              --

                                    III-8

FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B399467              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B404684              --
MILLENIUM               FARBERWARE, INC.     AUSTRALIA            A553506              --
MILLENIUM               FARBERWARE, INC.     AUSTRALIA            A553057
MILLENIUM               FARBERWARE, INC.     AUSTRALIA            A605485              --
FARBERPEEL              FARBERWARE, INC.     AUSTRALIA            A572702              --
FARBERSEAL              FARBERWARE, INC.     AUSTRALIA            A572703              --
FARBERWARE              FARBERWARE, INC.     AUSTRIA              105517               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     BENELUX              515303               --
FARBERWARE              FARBERWARE, INC.     BENELUX              395531               --
MICROBREW               FARBERWARE, INC.     BENELUX              472044               --
MILLENIUM               FARBERWARE, INC.     BENELUX              497759               --
MILLENIUM               FARBERWARE, INC.     BENELUX              557765               --
FARBERWARE              FARBERWARE, INC.     BRAZIL               811438325            --
FARBERWARE              FARBERWARE, INC.     BRAZIL               811438333            --
STAY CLEAN ACTION &     FARBERWARE, INC.     CANADA               204245               --
DESIGN
OPEN HEARTH             FARBERWARE, INC.     CANADA               TMA13396             --
FARBERWARE              FARBERWARE, INC.     CANADA               199/50716            --

                                    III-9

FARBERWARE MILLENIUM    FARBERWARE, INC.     CANADA               418801               --
FARBERPEEL              FARBERWARE, INC.     CANADA               409873               --
FARBERSEAL              FARBERWARE, INC.     CANADA               409872               --
THERMAL INTELLIGENCE    FARBERWARE, INC.     CANADA               --                   796,549
CLASSICLEAN             FARBERWARE, INC.     CANADA               --                   798,704
CONVECTION TURBO-OVEN   FARBERWARE, INC.     DENMARK              1579-1983            --
FARBERWARE              FARBERWARE, INC.     DENMARK              1939-1985            --
FARBERWARE              FARBERWARE, INC.     FINLAND              92207                --
OPEN HEARTH             FARBERWARE, INC.     FRANCE               1460223              --
ALL-AROUND GRIDDLE      FARBERWARE, INC.     FRANCE               1708808              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     FRANCE               1193445              --
FARBERWARE              FARBERWARE, INC.     FRANCE               1249025              --
MICROBREW               FARBERWARE, INC.     FRANCE               1548249              --
MILLENIUM               FARBERWARE, INC.     FRANCE               1678333              --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           876697               --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           876698               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     GREAT BRIT           B1168353             --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           B1205914             --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           B1205915             --

                                    III-10

FARBERWARE MILLENIUM    FARBERWARE, INC.     GREAT BRIT           B1485061             --
FARBERWARE MILLENIUM    FARBERWARE, INC.     GREAT BRIT           B1485062             --
MILLENIUM               FARBERWARE, INC.     GERMANY              2029796              --
FARBERWARE              FARBERWARE, INC.     W GERMANY            674013               --
FARBERWARE CONVECTION   FARBERWARE, INC.     W GERMANY            1045089              --
TURBO-OVEN
FARBERWARE              FARBERWARE, INC.     W GERMANY            1065973              --
MICROBREW               FARBERWARE, INC.     W GERMANY            1164528              --
FARBERWARE              FARBERWARE, INC.     GREECE               77282                --
FARBERWARE              FARBERWARE, INC.     GREECE               76060                --
FARBERWARE              FARBERWARE, INC.     ISRAEL               23462                --
FARBERWARE              FARBERWARE, INC.     ISRAEL               57748                --
FARBERWARE              FARBERWARE, INC.     ISRAEL               57840                --
OPEN HEARTH             FARBERWARE, INC.     ITALY                434663               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     ITALY                402068               --
FARBERWARE              FARBERWARE, INC.     ITALY                417819               --
MILLENIUM               FARBERWARE, INC.     ITALY                610847               --
FARBERWARE              FARBERWARE, INC.     JAPAN                2023691              --
ADVANTAGE               FARBERWARE, INC.     JAPAN                --                   06/119132

                                    III-11

FARBERWARE              FARBERWARE, INC.     JAPAN                1933794              --
FARBERWARE (KATAKANA)   FARBERWARE, INC.     JAPAN                2529987              --
MILLENIUM               FARBERWARE, INC.     JAPAN                2529988              --
MILLENIUM (KATAKANA)    FARBERWARE, INC.     JAPAN                2529989              --
FARBERPEEL              FARBERWARE, INC.     JAPAN                2691276              --
FARBERSEAL              FARBERWARE, INC.     JAPAN                2691277              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     S. KOREA             90152                --
FARBERWARE              FARBERWARE, INC.     MALAWI               203/83               --
FARBERWARE              FARBERWARE, INC.     MALAWI               204/83               --
FARBERWARE              FARBERWARE, INC.     MEXICO               442090               --
FARBERWARE              FARBERWARE, INC.     MEXICO               425715               --
FARBERPEEL              FARBERWARE, INC.     MEXICO               429889               --
FARBERSEAL              FARBERWARE, INC.     MEXICO               425167               --
GOURMETRIX              FARBERWARE, INC.     MEXICO               --                   N/A
THERMAL INTELLIGENCE    FARBERWARE, INC.     MEXICO               --                   248446
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           B69536               --
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           B69535               --
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           149651               --
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           149652               --

                                    III-12

FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           149653               --
FARBERWARE              FARBERWARE, INC.     NORWAY               118836               --
FARBERWARE              FARBERWARE, INC.     PERU                 --                   286864
FARBERWARE              FARBERWARE, INC.     PERU                 --                   286865
FARBERWARE              FARBERWARE, INC.     PERU                 --                   286866
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224160               --
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224161               --
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224162               --
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224163               --
FARBERWARE              FARBERWARE, INC.     S. AFRICA            B83/7484             --
FARBERWARE              FARBERWARE, INC.     S. AFRICA            B83/7485             --
FARBERWARE              FARBERWARE, INC.     S. AFRICA            B83/8346             --
FARBERWARE              FARBERWARE, INC.     SPAIN                452855               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     SPAIN                995517               --
FARBERWARE              FARBERWARE, INC.     SPAIN                1054534              --
MILLENIUM               FARBERWARE, INC.     SPAIN                1647799              --
MILLENIUM               FARBERWARE, INC.     SPAIN                1647800              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     SWEDEN               185270               --
FARBERWARE              FARBERWARE, INC.     SWEDEN               191705               --

                                    III-13

MICROBREW               FARBERWARE, INC.     SWEDEN               225353               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     SWITZERLAN           319496               --
FARBERWARE              FARBERWARE, INC.     SWITZERLAN           328759               --
MICROBREW               FARBERWARE, INC.     SWITZERLAN           375406               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     TAIWAN               --                   84037400
FARBERWARE              FARBERWARE, INC.     TAIWAN               687266               --
MICROBREW               FARBERWARE, INC.     THAILAND             148181               --
MICROBREW               FARBERWARE, INC.     THAILAND             148556               --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121465-F             --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121938               --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121466-F             --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121467-F             --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121939               --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121468-F             --
FARBERWARE              FARBERWARE, INC.     ZIMBABWE             B560/83              --
FARBERWARE              FARBERWARE, INC.     ZIMBABWE             B561/83              --
FARBERWARE              FARBERWARE, INC.     ZIMBABWE             B111/84              --


                                    III-14

COPYRIGHTS

           Name of Work                       Owner                        Registration Number
ECB-40 grease tray                  Farberware, Inc.                    VAu 198-191
ECB-40 reflector                    Farberware, Inc.                    VAu 198-194
Small char-b-que/reflector          Farberware, Inc.                    VAu 198-196
ECB-40 Contempra grill              Farberware, Inc.                    VAu 198-185
Contempra (rectangular) stoneware   Farberware, Inc.                    VAu 198-186
Char-b-que grease tray              Farberware, Inc.                    VAu 198-188
Char-b-que reflector                Farberware, Inc.                    VAu 198-187
ECBO040 Frill for ceramic cooker    Farberware, Inc.                    VAu 198-189
Char-b-que grill                    Farberware, Inc.                    VAu 198-193
Char-b-que bowl                     Farberware, Inc.                    VAu 198-197
Heating element                     Farberware, Inc.                    VAu 198-190
25016 Reflector                     Farberware, Inc.                    VAu 198-198
25027 Grease tray                   Farberware, Inc.                    VAu 198-195
Char-b-que heat element support     Farberware, Inc.                    VAu 198-192
Ceramic char-b-que grill            Farberware, Inc.                    VAu 198-512


LICENSES

      1. License and Distribution Agreement dated September 29, 1995 by and between Farberware, Inc. and Meyer Marketing Company, Ltd. relating to the name "Farberware"

      2. License and Distribution Agreement dated January 7, 1993 between Farberware, Inc. and Frye International Corporation relating to the name "Farberware"

      3. License Agreement dated September 2, 1989 by and between Farberware, Inc. and Excel Cutlery, Inc. relating to the name "Farberware"

      4. License Agreement dated December 14, 1989 by and between Farberware, Inc. and Lifetime Cutlery Corp. relating to the name "Farberware"

      5. Dinnerware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

      6. Flatware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 5, 1995

                                    III-15

      7. Glass Gift/ServeWare License by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

      8. Glass Beverageware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

      9. Agreement between Farberware Inc. and Ananta Group Ltd. dated September 14, 1988 relating to royalty commissions

      10. License Agreement by and between Farberware, Inc. and Creative Designs International Ltd. dated January 1, 1994 relating to the name "Farberware"

                                      III-16